UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 23, 2017

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 23, 2017, Pacific Gas and Electric Company (the “Utility”) obtained a $250 million unsecured term loan (the “Term Loan”) under a loan agreement (the “Term Loan Agreement”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) and U.S. Bank National Association, as lenders (in such capacity, “Lenders”), joint lead arrangers and joint bookrunners and BTMU, as administrative agent (in such capacity, the “Administrative Agent” ). The Utility plans to use the loan proceeds for general corporate purposes, including repaying a portion of the Utility’s outstanding commercial paper.

The Term Loan matures on February 22, 2018. The Term Loan will bear interest based, at the Utility’s election, on (1) LIBOR plus an applicable margin or (2) ABR plus an applicable margin. ABR will equal the highest of the following: the Administrative Agent’s announced base rate, 0.5% above the overnight federal funds rate, and the one-month LIBOR plus an applicable margin. The applicable margin for LIBOR loans is 0.60%. The applicable margin for ABR loans is the greater of (1) zero and (2) 1% less than the applicable margin for LIBOR loans.

The Term Loan Agreement includes usual and customary covenants for loan agreements of this type, including covenants limiting: (1) liens to those permitted under the Utility’s senior bond indenture, (2) mergers, (3) sales of all or substantially all of the Utility’s assets, and (4) other fundamental changes. In addition, the Term Loan Agreement requires that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter.

In the event of a default by the Utility under the Term Loan Agreement, including cross-defaults relating to specified other debt of the Utility or any of its significant subsidiaries in excess of $200 million, the Administrative Agent may, with the consent of the required Lenders (or upon the request of the required Lenders, shall), declare the amounts outstanding under the Term Loan Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Term Loan Agreement become payable immediately.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

The Lenders and/or their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Utility. The Lenders have received, and may in the future receive, customary compensation from the Utility for such services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Term Loan and the Term Loan Agreement is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of February 23, 2017, by and among Pacific Gas and Electric Company, the several banks and other financial institutions or entities from time to time parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners and The Bank of Tokyo-Mitsubishi UFJ, Ltd, as administrative agent.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/S/ DAVID S. THOMASON
Dated: February 23, 2017		DAVID S. THOMASON Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/S/ DAVID S. THOMASON
Dated: February 23, 2017		DAVID S. THOMASON Vice President, Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of February 23, 2017, by and among Pacific Gas and Electric Company, the several banks and other financial institutions or entities from time to time parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners and The Bank of Tokyo-Mitsubishi UFJ, Ltd, as administrative agent.